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                                                                          10.48


                            AMENDMENT NO. 1 TO
                   HEALTHCARE IMAGING SERVICES, INC.
           1996 STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS

     Section 8(c)(vi) of the HealthCare Imaging Services, Inc. 1996 Stock Option Plan for Non-Employee Directors is hereby amended by adding the following sentence at the end thereof:

                Notwithstanding anything contained herein to the contrary, a Participant may transfer a NSO (x) to the spouse or any lineal ancestor or descendant of such Participant or to any trust, the sole beneficiaries of which are any one or all of such Participant's spouse or any lineal ancestor or descendant of such Participant and (y) in such other circumstances as the Committee may approve.

     This Amendment No. 1 was approved by the Board of Directors of HealthCare Imaging Services, Inc. on November 3, 1997.